SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






        Date of Report (Date of earliest event reported) August 24, 1999






                            PENN-AMERICA GROUP, INC.
            (Exact name of registration as specified in this charter)







         Pennsylvania                   0-22316                23-2731409
(State or other jurisdiction of     (Commission File       (I.R.S. Employer
incorporation or organization)          Number)           Identification No.)



420 S. York Road, Hatboro, Pennsylvania                 19040
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:   (215) 443-3600


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Item 4. Changes in Registrant's Certifying Accountants

At a meeting held on August 18, 1999, the Board of Directors of Penn-America Group, Inc. ratified the approval of the Audit Committee of the Board of Directors to engage Ernst & Young LLP as its independent auditors for the fiscal year ending December 31, 1999. Ernst & Young LLP replaces the firm of KPMG LLP, who were dismissed as auditors.

The audit reports of KPMG LLP on the consolidated financial statements of Penn-America Group, Inc. as of and for the years ended December 31, 1998 and 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for the two fiscal years ended December 31, 1998, and in subsequent interim period through August 18, 1999, there were no disagreements with KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the matter in their reports. The Company has requested KPMG LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of the letter dated August 24, 1999 from KPMG LLP is filed as Exhibit 1 to this Form 8-K.


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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PENN-AMERICA GROUP, INC.



Date: August 24, 1999                       BY:  /s/ Rosemary Ferrero
                                                ---------------------
                                                Rosemary Ferrero
                                                (Principal Accounting Officer)




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                                    EXHIBIT 1

                             RESPONSE FROM KPMG LLP